UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 13, 2009
Cornerstone Therapeutics Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50767	04-3523569
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1255 Crescent Green Drive, Suite 250, Cary, NC	27518
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (919) 678-6611
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Ex-10.1 Asset Purchase Agreement, dated July 13, 2009, between Oscient Pharmaceuticals Corporation and Cornerstone BioPharma, Inc.
Ex-99.1 Press Release of Cornerstone Therapeutics Inc. dated July 13, 2009

Item 1.01.	Entry into a Material Definitive Agreement.
On July 13, 2009, Cornerstone BioPharma, Inc. (the “Company”), a wholly owned subsidiary of Cornerstone Therapeutics Inc. (“Cornerstone”), entered into an Asset Purchase Agreement with Oscient Pharmaceuticals Corporation (“Oscient”) to acquire the commercial rights to the antibiotic Factive® (gemifloxacin mesylate) in North America and certain countries in Europe, certain inventory and related assets. The purchase price for the assets is a cash payment of $5,000,000 plus an amount for purchased inventory to be mutually determined prior to closing, quarterly royalty payments based on adjusted net sales for a period of five years and the assumption of certain liabilities, including cure amounts under certain contracts that would be assumed by the Company subject to certain conditions and limitations.
The completion of the acquisition is subject to customary closing conditions, approval of the United States Bankruptcy Court for the District of Massachusetts, where Oscient filed its voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code on July 13, 2009, and the conduct of a Bankruptcy Court-supervised auction process in which Oscient will seek competing bids to achieve the highest price possible for the assets. Accordingly, there can be no assurance that the transaction will close. Pursuant to the agreement, it is anticipated that the auction process will be completed and the Bankruptcy Court will render its decision within the next 60 days. The Company and Oscient each have the right to terminate the agreement by written notice to the other party at any time after September 6, 2009 if the Bankruptcy Court has not entered an order approving the transaction on or before that date.
A copy of the agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K, and the Company refers you to such exhibit for the complete terms of the agreement, which are incorporated herein by reference.
Reference is hereby made to the press release announcing the agreement, which is attached as Exhibit 99.1 hereto, and is incorporated herein by reference.
Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. For this purpose, any statements contained herein, other than statements of historical fact, including statements relating to the proposed transaction with Oscient, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to the ability to complete and the expected timeline for completing the transaction with Oscient and the risks and uncertainties described in Item 1A (Risk Factors) of Cornerstone’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on May 7, 2009 and other filings that it makes with the SEC. In addition, any forward-looking statements in this Current Report on Form 8-K represent Cornerstone’s views only as of the date of this Current Report on Form 8-K and should not be relied upon as representing its views as of any subsequent date. While Cornerstone may elect to update these forward-looking statements publicly at some point in the future, it specifically disclaims any obligation to do so, whether as a result of new information, future events or otherwise. Cornerstone’s forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments it may make, except that in particular circumstances as specifically indicated it may address the potential impact of its proposed transaction with Chiesi Farmaceutici SpA.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

See the Exhibit Index attached hereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE THERAPEUTICS INC.
Date: July 17, 2009	By:	/s/ David Price
David Price
Executive Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document

Exhibit 10.1	Asset Purchase Agreement, dated July 13, 2009, between Oscient Pharmaceuticals Corporation and Cornerstone BioPharma, Inc.

Exhibit 99.1	Press Release of Cornerstone Therapeutics Inc. dated July 13, 2009